Exhibit 99.1

PURE Bioscience Reports 2015 Fiscal Year End Financial Results

–    Prepares to Initiate USDA Poultry Plant Trials for Use
of SDC-Based PURE Control® as a Direct Food Contact Processing Aid   –

SAN DIEGO (Oct. 28, 2015) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal year ended July 31, 2015.

Update Q3 to Present

PURE made important progress to advance its direct food contact business segment – and to accelerate its multi-pronged, go-to-market strategies:

•	June 17, 2015, PURE submitted its food contact notification (FCN) to the FDA for use of SDC as a processing aid for raw poultry processing (a new $350 million + market segment);
•	September 9, 2015, the Company submitted its FCN to the FDA for use of SDC as a processing aid for fresh produce processing (a new $300 million + market segment);
•	September 17, 2015, PURE received an FDA Acknowledgement Letter for its poultry FCN, setting an effective date of December 2015; PURE immediately initiated the USDA review process;
•	October 23, 2015, PURE completed a $6 million financing with strategic investor Franchise Brands LLC, fueling its commercialization initiatives.

PURE® Hard Surface - Business Segments Update

Food Processors/Manufacturers

PURE Hard Surface disinfectant is being used in a growing number of food processors/manufacturers.

•	Active evaluation/testing/pilot orders in 45+ companies (up from 35 last quarter).
•	Continuing to build diversified revenue in this channel with over 20 national customers (e.g., poultry, meats, produce, bakery, pet food and tortillas).
o	Significant interest and adoption driven by PURE/SDC’s documented superior efficacy against Listeria, which is a persistent and growing concern among manufacturers.
•	Continuing to build reach and market penetration through partnering with distributors with established processor customer bases.

Restaurants

Continuing to build market reach into quick service restaurants (QSRs) and casual dining restaurant chains.

•	Continued phased U.S. national sales rollout with SUBWAY® Restaurants*(on a market-by-market basis)
o	Growing sales effort with SUBWAY development agents/multi-unit operators
▪

Rolling out to largest franchisees in California and Mid-Atlantic markets. Adding two new distribution points in the SUBWAY network; total market reach will be into more than 7,000 stores (25%) in the U.S. system.

▪	Recent SUBWAY approval for use in ice machines expands in-store application. Additional areas of in-store use also being tested.

* SUBWAY® is a registered trademark of Doctor’s Associates, Inc.

•

Two new customers: One national QSR chain (approx. 3,000 stores) and one national casual dining chain (approx. 150 locations) have placed orders for PURE Hard Surface for use in combatting Norovirus risk in-store.

o	In both instances, this initial order opens the door to expand use and applications in the respective stores.
•	Continued on-going evaluation with additional casual dining and QSR chains.

PURE Control® (Direct Food Contact Processing Aid) - Business Segments Update

Poultry  (FDA):   As previously announced, in September 2015, PURE received an FDA Acknowledgement Letter for its Food Contact Notification (FCN) for the use of SDC as a raw poultry processing aid,  and was given an effective date of December 2015 (which preserves the timing of PURE’s go-to-market commercialization strategy for PURE Control in calendar Q1 2016).

Poultry  (USDA):   Receipt of the FDA’s Acknowledgement Letter enabled the Company to immediately submit its FCN to the USDA to commence its review and approval process. As part of the USDA review process, PURE will be required to conduct in-plant process validation and optimization trials with the authorization of the USDA.

•	PURE has already identified the plants and partners it will work with and has developed protocols for the trials and is ready to begin the plant trials as soon as the USDA completes its FCN review.

Produce (FDA):   The mandatory 120-day FDA review of PURE’s FCN for fresh produce processing is expected to be completed, and the FCN would become effective, in mid-January.

•	There are no additional USDA or other regulatory approvals required for produce and PURE is prepared to begin commercialization of PURE Control for raw produce processing in calendar Q1 2016.

Meats (FDA/USDA):PURE continues its product development efforts for the application of SDC as processing aid/intervention for beef and pork. Pending positive test results, PURE expects to file the FCN for processing raw beef and pork in calendar Q2 2016.

Summary of Results of Operations

Revenues for the fiscal year ended 2015 were $729,000 compared with prior year-end revenues of $550,000.  Total operating costs and expenses, excluding cost of goods sold, share-based compensation, other share-based expenses, and restructuring costs, for the fiscal year ended of 2015 and 2014, were $5.7 million and $6.1 million, respectively. The fiscal year end net loss was ($7.6) million compared with ($11.0)  million for fiscal year end 2014.

Calendar 2016 Goals and Strategy

Goals for continued  commercialization of PURE Hard Surface in two market segments (a) food service (testing and sales), and (b) food manufacturing/processing (testing and sales); and the launch of PURE Control as a processing aid for raw poultry and fresh produce are:

•	Secure adoption with 5+ national restaurant chains and 30+ national food manufacturers/processors with PURE Hard Surface disinfectant.
•

Immediately upon receipt of respective regulatory approvals for use of SDC as a direct food contact processing aid for raw poultry and fresh produce processing, launch PURE Control sales and marketing initiatives (targeting calendar Q1 2016). Long term goal is to capture 10% share of those markets.

•	Pursue FDA/USDA approvals for use of SDC as a direct food contact processing aid for raw meats.
•	Continue to out-license PURE distribution and SDC applications to non-core markets.

Hank R. Lambert, Chief Executive Officer, said that, “Our SDC-based products continue to prove to be class leading solutions for reducing the risks of food contamination and food borne illness outbreaks.  Food safety revenues, while slow, are gaining momentum, and we continue to build awareness for PURE as a brand protection solution in the food industry.

“Our goal to bring SDC to market as an effective intervention component of an integrated food safety system for both raw poultry and fresh produce processing is now in sight. We look forward to the completion of the regulatory review and approval processes and to beginning sales of PURE Control into the raw poultry and fresh produce processing aid markets -  a combined market opportunity of over $650 million. With the benefit of the recently completed $6 million equity financing, we are funded to focus and execute on our calendar 2016 goals,”  Lambert continued.

“We believe that penetration of PURE Control into the direct food contact processing aid markets will be a relatively short sales cycle with meaningful results - as compared with the sales cycle of PURE® Hard Surface. Both the poultry and produce processing industries have persistent, unsolved pathogen issues, and we believe we have a solution with PURE Control.”

2015 Fiscal Year End Financial Results Conference Call

The Company will host an investor conference call on October 28, 2015 at 1:30pm PDT (4:30pm EDT).

The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PDT (4:30pm EDT) on October 28, 2015. The call can also be accessed “live” online at http://public.viavid.com/index.php?id=116331.

A replay of the recorded call will be available for 90 days on the Company’s website (http://www.purebio.com/investors/events-presentations/). You can also listen to a replay of the call by dialing 1-877-870-5176 (international participants dial 1-858-384-5517) starting October 28, 2015, at 7:30pm EDT through November 4, 2015 at 11:59 pm EST. Please use PIN Number 116331.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena -- providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company's current and future products and services in the marketplace, including acceptance of the Company’s PURE Hard Surface disinfectant by SUBWAY® franchisees; and the ability to convert successful evaluations into customer orders; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw poultry, produce and raw meat processing; competitive factors; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2015 and filed with the SEC on October 28, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:

Hank Lambert, CEO	Terri MacInnis, VP of IR	Tom Hemingway
PURE Bioscience, Inc.	Bibicoff + MacInnis, Inc.	Redwood Investment Group
619-596-8600 ext.103	818-379-8500	714-978-4425
hlambert@purebio.com	terri@bibimac.com	tomh@redwoodfin.com

Pure Bioscience, Inc.

Condensed Consolidated Statements of Operations

	Year Ended
	July 31,
	2015	2014

Net product sales	$729,000	$550,000

Operating costs and expenses
Cost of goods sold	285,000	344,000
Selling, general and administrative	4,912,000	5,056,000
Research and development	790,000	1,032,000
Share-based compensation	2,382,000	2,958,000
Other share-based expenses	-	308,000
Restructuring costs	-	2,754,000
Total operating costs and expenses	8,369,000	12,452,000

Loss from operations	(7,640,000)	(11,902,000)

Other income (expense)
Change in derivative liability	5,000	(55,000)
Interest expense, net	(8,000)	(10,000)
Gain on extinguishment of debt	-	727,000
Other income (expense), net	16,000	190,000
Total other income (expense)	13,000	852,000

Net loss	$(7,627,000)	$(11,050,000)

Basic and diluted net loss per share	$(0.19)	$(0.43)

Shares used in computing basic and diluted net loss per share	39,748,935	25,609,548

Pure Bioscience, Inc.

Condensed Consolidated Balance Sheets

	July 31,	July 31,
	2015	2014

Assets
Current assets
Cash and cash equivalents	$1,321,000	$86,000
Accounts receivable, net	189,000	47,000
Inventories, net	207,000	249,000
Restricted cash	75,000	-
Prepaid expenses	187,000	96,000
Total current assets	1,979,000	478,000

Property, plant and equipment, net	90,000	36,000
Patents, net	1,192,000	1,345,000

Total assets	$3,261,000	$1,859,000

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$560,000	$1,096,000
Restructuring liability	59,000	323,000
Accrued liabilities	246,000	401,000
Derivative liability	4,000	9,000
Total current liabilities	869,000	1,829,000

Deferred rent	9,000	13,000
Total liabilities	878,000	1,842,000

Commitments and contingencies (See Note 7)

Stockholders' equity
Preferred stock, $0.01 par value:
5,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value:
100,000,000 shares authorized,
41,859,297 shares issued and outstanding at July 31, 2015, and 29,394,940 shares issued and outstanding at July 31, 2014	420,000	295,000
Additional paid-in capital	90,811,000	80,943,000
Accumulated deficit	(88,848,000)	(81,221,000)
Total stockholders' equity	2,383,000	17,000

Total liabilities and stockholders' equity	$3,261,000	$1,859,000